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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Comcast Corporation of our report dated June 17, 2002 relating to the financial statements and supplemental schedule of the AT&T Broadband Long Term Savings Plan, which appears in the Annual Report of the AT&T Broadband Long Term Savings Plan on Form 11-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, NY
November 15, 2002